Exhibit 2.3

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “ADE CRESCENT CITY LLC”, FILED IN THIS OFFICE ON THE TWENTIETH DAY OF FEBRUARY, A.D. 2018, AT 5:48 O’CLOCK P.M.

1

CERTIFICATE OF FORMATION

OF

ADE CRESCENT CITY LLC

1. The name of the limited liability company is ADE Crescent City LLC.

2. The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

3. The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the Delaware Limited Liability Company Act.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of ADE Crescent City LLC this 20th day of February, 2018.

/s/ Kristin M. Cano
Kristin M. Cano
Authorized Person for
ADE Crescent City LLC